Exhibit 99.4

OLD MILL CORPORATE CENTER

FOURTH AMENDMENT TO THE LEASE AGREEMENT

THIS FOURTH AMENDMENT TO THE LEASE AGREEMENT is made and entered into as of December 1, 2004, by and among Holladay Building East L.L.C. (“HBE”), Overstock.com, Inc. (“Overstock”) and Old Mill Building LLC (“OMB”).

R E C I T A L S:

A.  HBE, as lessor, and Overstock, as lessee, entered into a Lease Agreement dated November 27, 2001 (the “Suite 105 Lease”) for Suite 105 in the Old Mill Corporate Center located at 6322 South 3000 East, Salt Lake City, Salt Lake County, Utah (“Suite 105”).

B.  HBE and Overstock entered into a First Lease Extension Agreement dated January 25, 2002 pursuant to which the term of the Suite 105 Lease was extended to January 31, 2007.

C.  HBE, as lessor, and Overstock, as lessee, entered into a Lease Agreement dated January 23, 2002 (the “Suite 100 Lease”) for Suite 100 in the Old Mill Corporate Center located at 6322 South 3000 East, Salt Lake City, Salt Lake County, Utah (“Suite 100”).

D.  HBE and Overstock have entered into three amendments to the Suite 100 Lease pursuant to which the leased premises were expanded to include Suites 110, 300 and 220, terminating January 31, 2007.

E.  Hereinafter, Suites 105, 100, 110, 300 and 220 shall be referred to as the “Existing Premises”.

F.  Overstock is subleasing space in Suite 200 from EverHome Mortgage Company (“EverHome”).

G.  Overstock desires to move from the Existing Premises to Old Mill Corporate Center III (“the Building”), which is owned by OMB.

H.  Concurrently with the execution of this Fourth Amendment to the Lease Agreement, Overstock will enter into the following additional agreements:

(i)                                                           Sublease Agreement between Information Technology International and Overstock for the use of Suite 500 of the Building (“ITI Sublease”);

(ii)                                                        Sublease Agreement between Document Control Systems, Inc. and Overstock for the use of Suite 600 of the Building (“DCS Sublease”);

(iii)                                                     Sublease Agreement between Old Mill Technology LLC and Overstock for the use of the parts of Suite 100 of the Building that will not be used for a data center (“OMTech Sublease”); and

(iv)                                                    Colocation Center Agreement (“Colo Lease”) between Old Mill Technology LLC and Overstock for a data center on the first floor of the Building.

This Fourth Amendment to the Lease, the ITI Sublease, the DCS Sublease and the OMTech Sublease are collectively referred to herein as the Lease Agreements.

NOW, THEREFORE, in consideration of their mutual promises and covenants set forth hereinafter, the parties agree as follows:

1.  New Premises.  The new premises shall consist of Suites 200, 300, and 400 of the Building, containing approximately 67,235 rentable square feet (the “New Premises”).  The square footage of the New Premises has been calculated using the architect’s estimates of what the size will be when built.  OMB and Overstock agree to measure the “as-built” space during or after construction when the fixed demising walls are in place.  In the event there is a change in the size of the New Premises from the plans to the “as-built” space, OMB and Overstock agree that to amend the lease consistent therewith, including any change in the amount of Base Rent and Additional Rent resulting from the change in size.

2.  Term.  The term of the Lease, as it applies to the New Premises, shall commence on the date OMB delivers possession of the New Premises to Overstock in substantially complete condition (the “Commencement Date”) and shall terminate on the date ten (10) years following the Commencement Date (the “New Lease Term”).

3.  Possession.  The parties intend for OMB to deliver possession of the New Premises to Overstock in substantially complete condition on May 31, 2005.  Nevertheless, Overstock is aware and acknowledges that OMB may be unable to deliver possession of the New Premises on such date due to causes beyond the reasonable control of OMB.  In such event, the Suite 100 Lease and the Suite 105 Lease, as modified by this Fourth Amendment, shall remain in full force and effect; and OMB shall have no liability to Overstock as a result of the delay in delivery of possession except in the event that Overstock has not completed space planning activity by January 31, 2005.  For purposes of this Fourth Amendment, the term “substantially complete condition” shall mean that OMB has completed the improvements in accordance with the plans and specifications as agreed upon by OMB and Overstock, with the exception of minor punch list items, and has received a certificate of occupancy for the New Premises.

4.  Suite 200.  In the event EverHome terminates its lease with HBE prior to the date that OMB delivers possession to Overstock, Overstock shall have the option to lease Suite 200 from HBE on the terms and conditions specified in this paragraph 4.  Overstock shall give HBE written notice that it desires to lease Suite 200 within ten (10) business days after HBE notifies Overstock that HBE has agreed to an early termination of EverHome’s lease of Suite 200.  In the event Overstock exercises its option to lease Suite 200, the term of the lease shall commence on the date that the lease between HBE and EverHome terminates and shall terminate on the Commencement Date (as defined in paragraph 2 above) (the “Suite 200 Lease Term”).  Overstock shall pay HBE Base Rent in the amount of the “Suite 200 Base Rent” set forth on

Exhibit A, payable monthly during the Suite 200 Lease Term.  In the event the Suite 200 Lease Term commences on a day other than the first day of a month or ends on a day other than the last day of a month, the rent for the first and last months shall be pro rated on the basis of a 30 day month.  Overstock shall be responsible for Operating Expenses with respect to Suite 200 during the Suite 200 Lease Term, including its pro rata share of any adjustment after termination of the Suite 200 Lease Term.  Except as specifically provided in this paragraph 4, all of the terms and conditions of the Suite 100 Lease shall apply to Suite 200 during the Suite 200 Lease Term.

5.  Temporary Space.  HBE agrees to sublease to Overstock that portion of Suite 210 outlined on Exhibit A attached hereto consisting of approximately 3,986 rsf and 3,279 usf (the “Temporary Space”) for the term commencing on November 3, 2004 (or such earlier date that HBE is able to deliver possession the Temporary Space to Overstock) through the Commencement Date (as defined in paragraph 2 above) (the “Sublease Term”).  Notwithstanding the foregoing, in the event Overstock exercises its option to lease Suite 200 from HBE as provided in paragraph 4, above, Overstock may elect to terminate its sublease of the Temporary Space upon not less than thirty (30) days written notice to HBE.  In the event Overstock exercises its option to terminate its sublease of the Temporary Space, the obligation of Overstock to pay rent with respect to the Temporary Space shall terminate as of the later of the date thirty (30) days after the date Overstock gives notice that it is exercising its option to terminate its sublease of the Temporary Space or the date Overstock actually terminates its possession of the Temporary Space.  During the Sublease Term, Overstock shall pay HBE Base Rent in the amount of the “Temporary Space Base Rent” set forth on Exhibit A.  In the event the Sublease Term commences on a day other than the first day of a month or ends on a day other than the last day of a month, the rent for the first and last months shall be pro rated on the basis of a 30 day month.  Overstock shall be responsible for Operating Expenses with respect to the Temporary Space during the Sublease Term, including its pro rata share of any adjustment after the termination of the Sublease Term.  In the event Overstock fails to return possession of the Temporary Space to HBE on or before July 31, 2005, Overstock shall pay HBE Base Rent for the Temporary Space equal to 150% of the monthly rental amount until Overstock delivers possession of the Temporary Space to HBE, provided, however, such 150% rate shall not go into effect until the date 30 days after the date OMB tenders possession of the New Premises to Overstock.  Upon execution of this Fourth Amendment, Overstock shall pay HBE the sum set forth on Exhibit A for the cost of installing and removing a demising wall between the Temporary Space and Suite 210 and the cost of restaging construction of tenant improvements to the Temporary Space.  Except as specifically provided in this paragraph 5, all of the terms and conditions of the Suite 100 Lease shall apply to the Temporary Space during the Sublease Term.

6.  Base Rental.  Overstock shall pay OMB at 6322 South 3000 East, Suite 120, Salt Lake City, Utah 84121 or such other place as OMB may from time to time designate, an annual rental for use of the New Premises in the amount set forth on Exhibit A as the Base Rental (subject to adjustment as provided in paragraph 1 above), the monthly installments payable in advance, without demand, deduction or offset, on the first day of each and every calendar month during the term hereof (the “Due Date”).  Rental payments shall commence on the Commencement Date.  If the Commencement Date occurs on a day other than the first day of a calendar month, Overstock shall pay rent for the fractional calendar month involved on a per diem basis (calculated on the basis of a thirty (30) day month).  If the last day of the New Lease

Term occurs on a day other than the last day of a calendar month, Overstock shall pay rent for such fractional calendar month involved on a per diem basis (calculated on the basis of a thirty (30) day month).

7.  Rent Escalation.  Commencing on the anniversary date of the Commencement Date, the monthly Base Rental shall be increased by three percent (3%) of the monthly Base Rental paid during the preceding lease year.  If the Commencement Date occurred on a day other than the first day of the month, rent escalation shall occur on the first day of the month preceding the anniversary date.

8.  Additional Rent.  Subject to Section 4.5 of the Suite 100 Lease, the Base Rental shall be absolutely net to OMB throughout the term of the Lease; and Overstock shall pay all costs, expenses, and obligations of every kind relating to the New Premises, the Building and the Property, including all common areas and parking, on a pro rata or percentage basis and as more particularly defined hereafter, which may arise or become due during the Term.  Overstock shall indemnify OMB against such costs, expenses and obligations.  Overstock shall pay as additional rent, without demand therefore and without setoff or deduction, the expenses and charges set out in Sections 4.3 and 4.5 of the Suite 100 Lease.  When used in the Suite 100 Lease, the term “Proportionate Share” of Lessee shall mean and be 51.7% (which is also the percentage Overstock agrees to pay on all common area and insurance charges and expenses and taxes as well) of the total expense in question.

9.  Tenant Improvement Allowance.  OMB will provide Overstock with a Tenant Improvement Allowance for use in designing and building out the New Premises in the amount set forth on Exhibit A.  Pursuant to the terms of the ITI Sublease, the DCS Sublease and the OMTech Sublease, OMB has agreed to provide additional Tenant Improvement Allowances such that the total Tenant Improvement Allowance for all space to be leased or sublet by Overstock will be as set forth on Exhibit A.  Overstock hereby agrees that it will use the tenant improvement allowance to build out the premises in accordance with the Standard Finish Terms of the Building.

10.  Free Rent.  OMB will provide Overstock with a free rent credit in the amount set forth on Exhibit A to be applied to rent for the New Premises.  The free rent credit shall be applied to the initial rent payment for the New Premises and to each subsequent rent payment until it has been exhausted.

11.  Signs.  (a) Overstock shall have the option to contract with a professional sign company to install one (1) sign that is approximately two (2) feet tall by sixteen (16) feet long as the highest allowed sign on the exterior of the Building, subject to the specifications and approval of appropriate governmental agencies.  Overstock shall be solely responsible for all expenses in connection with such sign, including but not limited to fabrication, installation, maintenance and removal.  All plans pertaining to the sign shall be submitted to OMB and approved in writing prior to the commencement of any work.  In no event shall any other tenant of the Building be given rights to install a sign larger than two (2) feet tall by sixteen (16) feet long.

(b)  Overstock shall have the option to install its name on the monument sign located at the entrance to the Property, the Building lobby directory and by the main entrance to the New Premises.  Tenant shall have top listing on all monument signs and directories.  All signage shall conform to the Building standard and shall be at the expense of OMB.

12.  Parking.  Overstock shall have the right to use four (4) parking spaces per 1,000 usable square feet.

13.  Right of First Refusal.  OMB hereby grants Overstock a right of first refusal to lease space in the Building.  If at any time during the term of the Lease, OMB receives a bona fide offer from a third party to lease space in the Building, OMB shall give Overstock written notice thereof, specifying the terms of the offer, including but not limited to the lease commencement date, the lease term, the base rental, the rent escalation and the tenant improvement allowance.  Overstock shall have ten (10) business days from receipt of the written notice within which to notify OMB that Overstock desires to lease the subject space on the terms and conditions specified in the written notice.  If Overstock fails to give OMB notice that it desires to lease the subject space within such ten (10) day period, OMB may enter into the proposed lease with the third party on substantially the same terms specified in the notice.  If OMB does not enter into a lease with the third party on substantially the same terms specified in the notice given to Overstock, OMB shall give Overstock written notice as provided herein prior to entering into a lease with such third party or any other party on any other terms and conditions that differ materially from those specified in the notice given by OMB.  If Overstock notifies OMB that it desires to enter into a lease for the subject space on the terms and conditions specified in the notice given by OMB, the parties shall execute an appropriate lease agreement or amendment to this lease that incorporates all of the terms and conditions specified in the notice given by OMB and the other terms and conditions of the Suite 100 Lease, as appropriate.

OMB will not pay any real estate commission with respect to Overstock’s exercise of its right of first refusal.

14.  Definitions.  As used in the Suite 100 Lease, the following terms shall the meanings specified herein:

a.               Building shall mean the Old Mill Corporate Center III Building.

b.              Lease shall mean the Suite 100 Lease, as modified by this Fourth Amendment to Lease Agreement.

c.               Lessee shall mean Overstock.

d.              Lessor shall mean OMB.

e.               Property shall mean the entire site upon which the Building is constructed, together with all appurtenances, rights, privileges and easements pertaining thereto including but not limited to the elevators, stairways, corridors, entranceways, rest rooms, walkways, roadways, driveways, bridges, loading docks, parking facilities and other similar or related facilities (collectively “Common Areas”) as may exist in and about the Building and Property.

15.  Provisions of Lease.  All of the terms and conditions of the Suite 100 Lease shall remain in full force and effect except as modified by this Fourth Amendment.

16.  Termination of Rent for Existing Premises.  On the Commencement Date, Overstock’s obligation to pay rent to HBE for the Existing Premises shall cease.  Overstock will not be responsible to reimburse HBE for any unamortized portion of the signing bonus provided to Overstock in the Suite 100 Lease.  Notwithstanding the foregoing, Overstock shall be responsible for its pro rated share of any adjustment with respect to Additional Rent for the Existing Premises for the period January 1, 2005 through the Commencement Date.

17.  Representation.  OMB and Overstock each represents that it has had no dealings with any outside real estate agent and agrees to indemnify and hold the other party harmless with respect to any claims by any real estate agent or broker that it is entitled to a real estate commission with respect to this Fourth Amendment.

18.  Amendment of Section 9.3 Subletting.  Section 9.3 Subletting. of the Lease is hereby deleted in its entirety and replaced with the following language:

“Lessee may sublet the Premises or any part thereof to a tenant for use as office space with Lessor’s prior written consent.  Lessor agrees that it will not unreasonably withhold or delay such consent.”

19.  Lease Agreements.  Each of the Lease Agreements is part of the entire agreement between OMB and Overstock and both parties covenant to cause all parties to the Lease Agreements under their control to adhere to all terms and conditions of the Lease Agreements.  Any breach of any of the Lease Agreements by Overstock on the one hand or by Holladay Building East LLC, Old Mill Technology LLC, Old Mill Building LLC, Information Technology International, Inc., or Document Control Systems, Inc. on the other hand shall be deemed a breach of all of the Lease Agreements.   For purposes of clarification, the Colo Lease is not one of the Lease Agreements.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Fourth Amendment to Lease Agreement as of the day and year first above written.

Holladay Building East L.L.C.	Old Mill Building LLC

By and through its manager, Holladay
Building East Management Corporation

By:	By:

Its:		Richard N. Beckstrand
Manager
Overstock.com, Inc.

By:

Its:

EXHIBIT A

FINANCIAL TERMS

The “Suite 200 Base Rent” set forth in Paragraph 4 above shall be $17.00 per rentable square foot in Suite 200 per year payable monthly.

Pursuant to the terms of Paragraph 5 above, Overstock shall reimburse HBE for its actual costs of installing and removing a demising wall and alarmed door between the Temporary Space and Suite 210, the cost of restaging construction of tenant improvements to the Temporary Space and the cost of installing a single card reader and controller as security for the emergency stairway all not to exceed $8,000.

The “Temporary Space Base Rent” referred to in Paragraph 5 above is $17.00 per rentable square foot in Suite 210 per year, payable monthly.

“Base Rental” referred to in Paragraph 6 for the New Premises shall mean $17.43 per rentable square foot, payable in equal monthly installments of $97,658.84 each and shall be adjusted in accordance with the terms of the Suite 100 Lease as it is amended by the Fourth Amendment to the Lease Agreement.

Tenant Improvement Allowance of $22.00 per foot of office space pursuant to Paragraph 9 of this Fourth Amendment to the Lease Agreement shall be approximately $1,219,108.

Total Tenant Improvement Allowance pursuant to Paragraph 9 of this Fourth Amendment to the Lease Agreement and for all other space to be leased or sublet to Overstock shall be $2,317,700.

OMB will provide Overstock with a free rent credit in the amount of $127,369.73 pursuant to the terms of Paragraph 10.